Investor Relations Contact:
Michael J. Melnyk, CFA
732-870-4581
mmelnyk@commvault.com

Media Relations Contact:
Miranda Foster
732-728-5378
mfoster@commvault.com
Commvault Announces Fiscal 2020 Fourth Quarter Financial Results

Fourth Quarter and Fiscal 2020 Highlights Include:

	Fourth Quarter	Fiscal 2020
GAAP Results:
Revenues	$164.7 million	$670.9 million
Loss from Operations	$(2.2) million	$(17.5) million
EBIT Margin	(1.3)%	(2.6)%
Diluted Income (Loss) Per Share	$0.19	($0.12)

Non-GAAP Results:
Income from Operations (EBIT)	$18.3 million	$87.5 million
EBIT Margin	11.1%	13.0%
Diluted Earnings Per Share	$0.30	$1.45

TINTON FALLS, N.J. – May 12, 2020 – Commvault [NASDAQ: CVLT] today announced its financial results for the fourth quarter and fiscal year ended March 31, 2020.

"We remain focused on keeping our employees safe while supporting customers during these challenging times,” said Commvault President and CEO Sanjay Mirchandani. “Like most, our quarterly results were impacted by the pandemic. However, we are confident in the long-term opportunities for the company, our strategy, and our return to profitable growth. Our products are mission critical; our large enterprise customer base remains strong; and our employees are resilient.  All of this, when combined with our financial stability, will enable us to weather these challenges and continue to deliver industry-leading solutions to our customers."

Total revenues for the fourth quarter of fiscal 2020 were $164.7 million, a decrease of 9% year-over-year and 7% sequentially. Software and products revenue in the fourth quarter of fiscal 2020 was $66.4 million, a decrease of 18% year-over-year and 13% sequentially. Software and products revenue excludes approximately $10.0 million of completed subscription renewals that will be recognized in the first quarter of fiscal 2021, when the current subscriptions are due to expire. Services revenue in the fourth quarter of fiscal 2020 was $98.3 million, a decrease of 2% year-over-year and 1% sequentially.

For the full fiscal year, total revenues were $670.9 million, a decrease of 6% from fiscal 2019. Software and products revenue for the full fiscal year was $275.3 million, a decrease of 11% from fiscal 2019. Services revenue for the full fiscal year was $395.6 million, a decrease of 1% from fiscal 2019.

On a GAAP basis, loss from operations (EBIT) was $2.2 million for the fourth quarter compared to income of $0.3 million in the same period of the prior year. Non-GAAP income from operations (EBIT) was $18.3 million in the fourth quarter of fiscal 2020 compared to $30.9 million in the fourth quarter of the prior year.

On a GAAP basis, loss from operations (EBIT) for the full fiscal year was $17.5 million. Non-GAAP income from operations (EBIT) was $87.5 million in fiscal 2020 compared to $111.9 million in fiscal 2019.

For the fourth quarter of fiscal 2020, Commvault reported net income of $8.9 million, which includes the recognition of approximately $10.0 million of tax benefits related to net operating losses Commvault can carry back as a result of the CARES Act. Non-GAAP net income for the quarter was $13.8 million, or $0.30 per diluted share.

For the full fiscal year, Commvault reported a net loss of $5.6 million. Non-GAAP net income for the full fiscal year was $67.5 million, or $1.45 per diluted share.

Operating cash flow totaled $32.5 million for the fourth quarter of fiscal 2020 compared to $36.6 million in the fourth quarter of fiscal 2019. For the full fiscal year, operating cash flow was $88.5 million, compared to $110.2 million for fiscal 2019. Total cash, restricted cash and short-term investments were $339.7 million as of March 31, 2020.

During the fiscal fourth quarter, Commvault repurchased $37.2 million of common stock (872 thousand shares), bringing the fiscal 2020 total repurchases to $77.2 million (1.7 million shares).

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income, non-GAAP diluted earnings per share and subscription and utility annual contract value ("ACV"). This selected financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided software and products, services and total revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards, as well as restructuring costs and costs related to a non-routine shareholder matter. In fiscal 2020, Commvault also excluded transaction costs related to the acquisition of Hedvig Inc. (Hedvig), the noncash amortization of intangible assets, certain costs related to key employees of Hedvig and the net change in fair value of the contingent consideration associated with the purchase of Hedvig from its non-GAAP results. These net expenses are further discussed in Table IV. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

Amortization of intangible assets and transaction costs related to business combinations result from mergers and acquisitions. Expense for the amortization of intangible assets is a noncash item. Similarly, any changes in fair value of contingent consideration associated with the purchase price of business combinations is a noncash item. Commvault believes the exclusion of the amortization expense and net change in contingent consideration provides for a useful comparison of operating results to prior periods and to other companies. Business combinations result in non-routine operating expenses which would not otherwise have been incurred in the normal course of business operations. The exclusion of acquisition related expenses and fair value remeasurements allows for financial results that are more indicative of continuing operations and provides for a useful comparison of Commvault's operating results to prior periods and to other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

Commvault’s management generally compensates for the limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, Commvault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. In addition to the adjustments discussed in non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS incorporate a non-GAAP effective tax rate of 27%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP EPS.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
Commvault will host a conference call today, May 12, 2020, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 844-742-4247 (domestic) or 661-378-9470 (international). The live webcast can be accessed under the "Events" section of Commvault's website. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault is the recognized leader in data backup and recovery. Commvault’s converged data management solution redefines what backup means for the progressive enterprise through solutions that protect, manage and use their most critical asset — their data. Commvault software, solutions and services are available from the company and through a global ecosystem of trusted partners. Commvault employs more than 2,500 highly-skilled individuals across markets worldwide, is publicly traded on NASDAQ (CVLT), and is headquartered in Tinton Falls, New Jersey in the United States. To learn more about Commvault visit www.commvault.com

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item IA. Risk Factors" in our annual report in Form 10-K and "Item 1A. Risk Factors" in our most recent quarter report in Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2020 Commvault Systems, Inc. All rights reserved. Commvault, Commvault and logo, the "C hexagon” logo, Commvault Systems, Commvault HyperScale, ScaleProtect, Commvault OnePass, Unified Data Management, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, IntelliSnap, Recovery Director, CommServe, CommCell, APSS, Commvault Edge, Commvault GO, Commvault Advantage, Commvault Complete, Commvault Activate, Commvault Orchestrate, Commvault Command Center, Hedvig, Universal Data Plane, the “Cube” logo, Metallic, the “M Wave” logo, Be Ready and CommValue are trademarks or registered trademarks of Commvault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

Commvault Systems, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Revenues:
Software and products	$66,408	$80,830	$275,308	$309,899
Services	98,341	100,597	395,577	401,058
Total revenues	164,749	181,427	670,885	710,957
Cost of revenues:
Software and products	5,144	10,429	28,082	25,691
Services	21,450	23,245	88,996	91,315
Total cost of revenues	26,594	33,674	117,078	117,006
Gross margin	138,155	147,753	553,807	593,951
Operating expenses:
Sales and marketing	82,877	88,586	335,785	370,088
Research and development	32,710	20,430	110,020	92,647
General and administrative	21,006	34,411	92,130	100,946
Net change in contingent consideration	(3,783)	—	(3,783)	—
Restructuring	2,397	1,423	21,348	14,765
Depreciation and amortization	5,134	2,636	15,815	10,597
Total operating expenses	140,341	147,486	571,315	589,043
Income (loss) from operations	(2,186)	267	(17,508)	4,908
Interest income	692	1,759	4,962	5,519
Income (loss) before income taxes	(1,494)	2,026	(12,546)	10,427
Income tax expense (benefit)	(10,429)	4,189	(6,901)	6,866
Net income (loss)	$8,935	$(2,163)	$(5,645)	$3,561
Net income (loss) per common share:
Basic	$0.19	$(0.05)	$(0.12)	$0.08
Diluted	$0.19	$(0.05)	$(0.12)	$0.07
Weighted average common shares outstanding:
Basic	46,420	45,901	45,793	45,827
Diluted	46,718	45,901	45,793	47,601

Table II

Commvault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	March 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$288,082	$327,992
Restricted cash	8,000	—
Short-term investments	43,645	130,338
Trade accounts receivable, net	146,990	176,836
Prepaid expenses and other current assets	26,969	19,836
Total current assets	513,686	655,002

Property and equipment, net	114,519	122,716
Operating lease assets	15,009	—
Deferred commissions cost	31,394	33,619
Intangible assets, net	46,350	—
Goodwill	112,435	—
Other assets	11,683	11,116
Total assets	$845,076	$822,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$307	$2,186
Accrued liabilities	87,051	85,721
Current portion of operating lease liabilities	7,699	—
Deferred revenue	233,497	238,439
Total current liabilities	328,554	326,346

Deferred revenue, less current portion	92,723	99,257
Deferred tax liabilities, net	849	2,594
Long-term operating lease liabilities	8,808	—
Other liabilities	2,238	2,953

Total stockholders’ equity	411,904	391,303
Total liabilities and stockholders’ equity	$845,076	$822,453

Table III

Commvault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net income (loss)	$8,935	$(2,163)	$(5,645)	$3,561
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,447	2,948	17,065	12,060
Noncash stock-based compensation	17,307	28,901	65,888	80,487
Noncash change in contingent consideration	(3,783)	—	(3,783)	—
Deferred income taxes	(1,783)	314	(1,783)	164
Amortization of deferred commissions cost	4,567	4,342	17,717	17,348
Impairment of operating assets	566	—	2,761	—
Changes in operating assets and liabilities:
Trade accounts receivable	13,361	(6,174)	26,096	(24,092)
Operating lease assets and liabilities, net	(714)	—	(1,226)	—
Other current assets and Other assets	(6,832)	975	(1,246)	11,400
Deferred commissions cost	(4,711)	(5,202)	(16,063)	(18,967)
Accounts payable	(748)	848	(2,474)	1,485
Accrued liabilities	21	(270)	(1,997)	5,075
Deferred revenue	32	12,351	(6,230)	21,719
Other liabilities	791	(284)	(616)	(60)
Net cash provided by operating activities	32,456	36,586	88,464	110,180
Cash flows from investing activities
Purchase of short-term investments	(10,845)	(32,188)	(43,645)	(130,338)
Proceeds from maturity of short-term investments	32,188	32,394	130,338	131,637
Business combination, net of cash acquired	—	—	(157,495)	—
Purchase of property and equipment	(1,292)	(1,456)	(3,203)	(6,560)
Net cash provided by (used in) investing activities	20,051	(1,250)	(74,005)	(5,261)
Cash flows from financing activities
Repurchase of common stock	(37,172)	(40,014)	(77,198)	(132,697)
Proceeds from stock-based compensation plans	6,851	9,155	37,795	41,984
Net cash used in financing activities	(30,321)	(30,859)	(39,403)	(90,713)
Effects of exchange rate — changes in cash	(6,129)	(3,883)	(6,966)	(16,998)
Net increase (decrease) in cash, cash equivalents and restricted cash	16,057	594	(31,910)	(2,792)
Cash, cash equivalents and restricted cash at beginning of period	280,025	327,398	327,992	330,784
Cash, cash equivalents and restricted cash at end of period	$296,082	$327,992	$296,082	$327,992

Table IV
Commvault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$(2,186)	$267	$(17,508)	$4,908
Noncash stock-based compensation (1)	17,236	27,751	64,135	77,855
FICA and related payroll tax expense related to stock-based compensation (2)	381	650	1,571	3,034
Restructuring (3)	2,397	1,423	21,348	14,765
Non-routine shareholder matter (4)	—	853	7,628	9,966
Litigation settlement (5)	—	—	—	1,400
Acquisition costs (6)	—	—	5,639	—
Amortization of intangible assets (7)	2,825	—	5,650	—
Hedvig deferred payments (8)	1,406	—	2,812	—
Net change in contingent consideration (9)	(3,783)	—	(3,783)	—
Non-GAAP income from operations	$18,276	$30,944	$87,492	$111,928

GAAP net income (loss)	$8,935	$(2,163)	$(5,645)	$3,561
Noncash stock-based compensation (1)	17,236	27,751	64,135	77,855
FICA and related payroll tax expense related to stock-based compensation (2)	381	650	1,571	3,034
Restructuring (3)	2,397	1,423	21,348	14,765
Non-routine shareholder matter (4)	—	853	7,628	9,966
Litigation settlement (5)	—	—	—	1,400
Acquisition costs (6)	—	—	5,639	—
Amortization of intangible assets (7)	2,825	—	5,650	—
Hedvig deferred payments (8)	1,406	—	2,812	—
Net change in contingent consideration (9)	(3,783)	—	(3,783)	—
Non-GAAP provision for income taxes adjustment (10)	(15,550)	(4,639)	(31,863)	(24,843)
Non-GAAP net income	$13,847	$23,875	$67,492	$85,738

Diluted weighted average shares outstanding (11)	46,718	47,239	46,440	47,601
Non-GAAP diluted net income per share	$0.30	$0.51	$1.45	$1.80

	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Subscription and utility software and related support services	$38,424	$46,513	$153,920	$147,378
Recurring support and services	79,180	81,976	323,038	339,037
Total recurring revenue	$117,604	$128,489	$476,958	$486,415
Percentage of Total Revenues	71%	71%	71%	68%

Perpetual software and product revenue	$40,018	$43,235	$162,869	$185,833
Other professional services	7,127	9,703	31,058	38,709
Total non-recurring revenue	$47,145	$52,938	$193,927	$224,542
Percentage of Total Revenues	29%	29%	29%	32%

Total Revenue (12)	$164,749	$181,427	$670,885	$710,957

	March 31, 2019	December 31, 2019	March 31, 2020
Subscription and Utility Annual Contract Value (13)	$105,000	$140,000	$147,000

	Three Months Ended March 31, 2020
	Americas	EMEA	APJ	Total
Software and Products Revenue	$34,481	$23,434	$8,493	$66,408
Customer Support Revenue	56,776	23,155	10,183	90,114
Professional Services	4,599	2,424	1,204	8,227
Total Revenue	$95,856	$49,013	$19,880	$164,749

	Three Months Ended March 31, 2019
	Americas	EMEA	APJ	Total
Software and Products Revenue	$44,824	$25,289	$10,717	$80,830
Customer Support Revenue	58,514	21,496	9,883	89,893
Professional Services	5,609	3,435	1,660	10,704
Total Revenue	$108,947	$50,220	$22,260	$181,427

	Year Ended March 31, 2020
	Americas	EMEA	APJ	Total
Software and Products Revenue	$141,856	$95,356	$38,096	$275,308
Customer Support Revenue	230,226	88,965	40,939	360,130
Professional Services	18,778	10,459	6,210	35,447
Total Revenue	$390,860	$194,780	$85,245	$670,885

	Year Ended March 31, 2019
	Americas	EMEA	APJ	Total
Software and Products Revenue	$170,114	$95,913	$43,872	$309,899
Customer Support Revenue	237,190	82,895	38,662	358,747
Professional Services	23,076	12,380	6,855	42,311
Total Revenue	$430,380	$191,188	$89,389	$710,957

	Three Months Ended March 31, 2020		Year Ended March 31, 2020
	Sequential	Year Over Year	Year Over Year
Non-GAAP software and products revenue reconciliation
GAAP software and products revenue	$66,408	$66,408	$275,308
Adjustment for currency impact	671	1,228	4,624
Non-GAAP software and products revenue on a constant currency basis (14)	$67,079	$67,636	$279,932

	Three Months Ended March 31, 2020		Year Ended March 31, 2020
	Sequential	Year Over Year	Year Over Year
Non-GAAP services revenue reconciliation
GAAP services revenue	$98,341	$98,341	$395,577
Adjustment for currency impact	317	1,180	5,939
Non-GAAP services revenue on a constant currency basis (14)	$98,658	$99,521	$401,516

	Three Months Ended March 31, 2020		Year Ended March 31, 2020
	Sequential	Year Over Year	Year Over Year
Non-GAAP total revenue reconciliation
GAAP total revenues	164,749	164,749	$670,885
Adjustment for currency impact	988	2,408	10,563
Non-GAAP total revenues on a constant currency basis (14)	$165,737	$167,157	$681,448

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Cost of services revenue	$581	$705	$2,604	$2,922
Sales and marketing	7,646	7,884	31,779	34,874
Research and development	5,368	2,054	14,594	8,601
General and administrative	3,641	17,108	15,158	31,458
Stock-based compensation expense	$17,236	$27,751	$64,135	$77,855

The table above excludes stock-based compensation expense related to the Company's restructuring activities described below in footnote three.

(2)	Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards.

(3)
In fiscal 2019, Commvault initiated a restructuring plan to increase efficiency in its sales, marketing and distribution functions as well as reduce costs across all functional areas. These restructuring charges relate primarily to severance and related costs associated with headcount reductions, as well as the closure of offices. Restructuring includes stock-based compensation related to modifications of awards granted to former employees. Management believes, when used as a supplement to GAAP results, that the exclusion of these charges will better help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(4)
During fiscal 2019 and 2020, Commvault incurred costs related to a non-routine shareholder matter. The costs are for professional fees related to the settlement agreement with the shareholder and consulting fees incurred with the operational review which was agreed to as part of the settlement. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will better help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(5)
During the second quarter of fiscal 2019 Commvault incurred costs related to a litigation settlement. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(6)
During the second and third quarters of fiscal 2020, Commvault incurred costs related to the acquisition of Hedvig, Inc. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(7)	Represents noncash amortization of intangible assets.

(8)
In connection with the acquisition of Hedvig Inc., certain Hedvig shareholders will receive cash payments for the 30 months following the date of acquisition, contingent on their continued employment with Commvault. While these payments are proportionate to these shareholders' ownership of Hedvig, under GAAP they are accounted for as compensation expense within Research and development expenses over the course of the 30 month service period. Management believes, when used as a supplement to GAAP results, that the exclusion of these non-routine expenses will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(9)	Represents the change in fair value of the contingent consideration associated with the acquisition of Hedvig.

(10)	The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of approximately 27% in fiscal years 2020 and 2019.

(11)
For GAAP purposes the potentially dilutive impact of options and shares associated with our stock-based compensation programs were excluded from the calculation of GAAP loss per share in certain periods because they would have been anti-dilutive. For purposes of non-GAAP income per share the impact of dilutive options and shares has been included.

(12)	This table includes the following financial metric derived from Commvault’s GAAP recognized revenue:

Subscription and Utility Software and Related Support Services - The amounts included on this line include a) non-cancellable term-based, or subscription, licenses (inclusive of both recognized software and recognized maintenance and support revenues) that expire at the end of the contractual term; and b) “pay-as-you-go” utility arrangements based on product usage (inclusive of both recognized software and maintenance and support revenues) that are structured with no guaranteed minimums. The amount includes both Software and Products Revenue and Services Revenue.

Recurring Support and Services - The amounts included on this line consist primarily of maintenance and support revenues associated with the sale of perpetual software arrangements. This revenue is included in Services Revenue on Commvault’s Consolidated Statement of Operations.

Perpetual Software and Product Revenues - The amounts included on this line are primarily associated with the sale of perpetual software transactions. These revenues are included in Software and Products Revenue on Commvault’s Consolidated Statement of Operations.

Other Professional Services - The amounts included on this line are primarily revenues associated with Commvault’s installation and consultation services. These revenues are included in Services Revenue on Commvault’s Consolidated Statement of Operations.

Management believes that also reviewing these metrics, in addition to GAAP results, helps investors and financial analysts understand the recurring nature of certain revenue amounts and trends as compared to prior periods.

Note that nearly all of Commvault’s software and product revenue is related to solutions that are run in the customer’s environment. Commvault currently does not have material revenue related to hosted, or software as a solution products. As a result, as required under ASC 606, substantially all of Commvault’s software and product revenue is recognized at a point in time, when it is delivered to the customer, and not ratably over the course of a contractual period. This is the case for both perpetual software licenses and subscription software licenses. Metallic, Commvault's new software-as-a-service offering is a hosted solution. Revenue from Metallic is recognized ratably over the course of the contractual period within services revenue.

(13)	This table includes the Subscription and Utility Annual Contract ("ACV") metric that is comprised of:

a.
Subscription ACV - the annualized equivalent of the total contract value (both software and related support services) of all non-cancellable subscription agreements. Over the past eight quarters, the weighted average contract length of subscription agreements has been approximately three years. The total contract value includes all active contracts at the end of each fiscal quarter.

b.
Utility ACV - "pay-as-you-go" utility arrangements based on product usage (inclusive of both software and related support services) that are structured with no guaranteed minimums. The amounts included in Utility ACV have been annualized based on the actual reported quarterly amount in the most recent fiscal quarter.

Management believes that reviewing this ACV metric, in addition to our GAAP results, helps investors and financial analysts understand the value of arrangements that may potentially result in future revenues. Commvault believes this metric normalizes the variations in contractual length among our subscription and utility transactions and will help investors and analysts to track Commvault’s transition to more potentially recurring revenue streams.

(14)
Revenues on a constant currency basis are calculated using the average foreign exchange rates from a previous period and applying these rates to foreign-denominated revenues in the corresponding period of fiscal 2020. The difference between revenue calculated based on these foreign exchange rates and revenues calculated in accordance with GAAP is listed as Adjustment for currency impact in the table above.